UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

INFINITY PROPERTY AND CASUALTY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 5, 2008, in response to a recommendation by Institutional Shareholder Services, Inc., a shareholder advisory service, Infinity Property and Casualty Corporation (the “Company”) confirmed that management of the Company will make a presentation to its Board of Directors at its next meeting to be held on May 20, 2008, recommending amendment of (i) the 2002 Stock Option Plan (the “SOP”) to limit the aggregate number of additional shares that may be issued under the SOP to 354,960 shares (which is equivalent to the number of outstanding, unexercised stock options previously granted under the SOP), subject to pro rata adjustment for any future stock splits or stock dividends, and (ii) the 2008 Performance Share Plan (the “Performance Plan”) to limit the aggregate number of shares that may be issued under the Performance Plan to 500,000 shares, subject to pro rata adjustment for any future stock splits or stock dividends. The Company has not granted any stock options under the SOP since 2004. The Company acknowledges that the Performance Plan was submitted to its stockholders in its most recent proxy statement, dated April 14, 2008, for approval at the 2008 Annual Meeting of Shareholders to be held on May 20, 2008. The Performance Plan that was included with this proxy statement would have authorized the issuance of 1,000,000 shares but will instead be modified to limit the authorized number of shares to 500,000, effective immediately upon approval of such modification by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

BY:	/s/ Samuel J. Simon
Samuel J. Simon Executive Vice President, General Counsel and Secretary

May 6, 2008